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                                                                    EXHIBIT 99.1



                     CYNTHIA DEMERS - CORPORATE AND GOVERNMENT AFFAIRS
                     (480) 754-4090

                     STEPHEN BLUM - INVESTOR RELATIONS
                     (480) 754-5040



                THE DIAL CORPORATION DECLARES QUARTERLY DIVIDEND

SCOTTSDALE, ARIZ., OCTOBER 11, 2002 - The Board of Directors of The Dial Corporation (NYSE: DL) today declared a quarterly dividend of $0.04 per share on the Company's common stock. The dividend is payable on January 23, 2003 to stockholders of record at the close of business on December 17, 2002.

         The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

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